ADVANCE CAPITAL I, INC.
ARTICLES SUPPLEMENTARY
ADVANCE CAPITAL I, INC., a Maryland corporation having its principal office at One Towne Square, Suite 444, Southfield, Michigan 48076, (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST:	The Corporation is registered as an open-end management investment company under Section 8 of the Investment Company Act of 1940, as amended.

SECOND:	Pursuant to authority vested in the board of directors by the Articles of Incorporation of the Corporation, the board of directors of the Corporation, at a meeting duly convened and held on January 26, 2007, duly adopted a resolution amending Article VI, of the Articles of Incorporation of the Corporation to (a) change the designation and the series of common stock, par value $0.001 per share, of the Corporation pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, (b) authorize the issuance of 150,000,000 million shares of Class A shares for each of the Retirement Income Fund series, the Equity Growth Fund series and the Balanced Fund series and (c) authorize the issuance of 100,000,000 million shares of Institutional Class shares for each of the Retirement Income Fund, the Equity Growth Fund and the Balanced Fund.

As amended, the full text of Article VI, of the Articles of Incorporation of the Corporation shall be, and shall read in its entirety, as follows:
1. The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000).
2. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.
3. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Articles of Incorporation and the Bylaws of the Corporation.
4. Except to the extent otherwise provided by applicable law, the Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. The power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more classes and to divide and classify shares of any series into one or more classes of such series.

Subject to the authority of the Board of Directors to increase and decrease the number of, and to reclassify the shares of any series or class, there are hereby established four (4) series of common stock, each comprising the number of shares and having the share class designations indicated as follows:
                                               Number
Series                       Class             of Shares
-----------------------      -------------     -------------
Retirement Income Fund       A                 150,000,000
                             Institutional     100,000,000

Equity Growth Fund           A                 150,000,000
                             Institutional     100,000,000

Balanced Fund                A                 150,000,000
                             Institutional     100,000,000

Cornerstone Stock Fund       A                 2,000,000

There shall remain authorized and unclassified 248,000,000 shares of common stock, of the par value of One Mill ($0.0001) per share.

In addition, the Board of Directors is hereby expressly granted authority to change the designation of any series or class, to increase or decrease the number of shares of any series or class, provided that the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding, and to reclassify any unissued shares into one or more series or classes that may be established and designated from time to time. Notwithstanding the designations herein of series and classes, the Corporation may refer, in prospectuses and other documents furnished to shareholders, filed with the Securities and Exchange Commission or used for other purposes, to a series of shares as a "class" and to a class of shares of a particular series as a "series."

The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

5. Subject to the power of the Board of Directors to classify and reclassify any authorized but unissued shares of capital stock pursuant to Section 4 of this Article VI, shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

A. Assets Belonging to a Series or Class. All consideration received by the Corporation for the issue or sale of stock of any series of capital stock, or any class of capital stock included within any such series, together with all income, earnings, gains, profits and proceeds thereof, including any proceeds derived from the sale, transfer, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation not belonging to any particular series which the Board of Directors may, in its sole discretion, allocate to a series or class, shall irrevocably belong to the series or class of shares of capital stock with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, gains, profits and proceeds thereof, including any proceeds derived from the sale, transfer, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series or class.

B. Liabilities Belonging to a Series or Class. The assets belonging to any series of capital stock, or any class of capital stock included within any such series, shall be charged with the liabilities in respect to such series or class, and shall also be charged with such series' or class's proportionate share of the general liabilities of the Corporation as determined by comparing, before the allocation of the general liabilities of the Corporation, the net asset value of such series or class with the aggregate net asset value of all of the several series or classes of capital stock of the Corporation. The liabilities so allocated to a series or class are herein referred to as "liabilities belonging to" such series or class.

C. Dividends and Distributions. Shares of each series or class of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series or class; provided, however, that dividends and distributions on shares of a series or class of capital stock shall be paid only out of the lawfully available assets belonging to such series or class as such phrase is defined in Section 5.A.
of this Article VI.

D. Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, stockholders of each series and class of capital stock shall be entitled to receive, as a series or class out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such series or class; and the assets so distributable to the stockholders of any series or class of capital stock shall be distributed among such stockholders in proportion to the number of shares of such series or class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular series or class of stock and available for distribution, the stockholders of each series or class of the Corporation's capital stock shall receive a proportionate share of such general assets as determined by comparing, before the allocation of such general assets, the net asset value of such series or class with the aggregate net asset value of all of the several series and classes of capital stock of the Corporation.

E. Voting. Each stockholder of each series of capital stock shall be entitled to one vote for each share of capital stock, irrespective of the series, then standing in the stockholder's name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except that: (i) when expressly required by law, or when otherwise permitted by the Board of Directors acting in its sole discretion, shares of capital stock shall be voted by individual series and (ii) only shares of capital stock of the series affected by a matter shall be entitled to vote on such matter.

F. Redemption. To the extent the Corporation has funds, assets or other property legally available therefore, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time and in the manner determined by the Bylaws or the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of the shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1954, as amended, (ii) if the value of such shares in the account maintained by the Corporation or its transfer agent for any class of capital stock is less than Five Hundred Dollars ($500.00); provided, however, that each stockholder shall be notified in writing that the value of his account is less than Five Hundred Dollars ($500.00) and allowed sixty (60) days to make additional purchase of shares before such redemption is processed by the corporation, or (iii) if it should be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as amended, subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of any class of capital stock of the Corporation shall, except as otherwise provided in this Section 5.F., be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging to or allocable to the series or class of the shares redemption of which is being sought, the value of which shall be determined as provided herein. When the net income with respect to any particular series or class of capital stock is negative or whenever deemed appropriate by the Board of Directors in order to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as amended, the Corporation may, without payment of monetary compensation but in consideration of the interest of the Corporation and the stockholders in maintaining a constant net asset value per share of such class, redeem pro rata from each stockholder of record on such day, such number of full and fractional shares of the Corporation's capital stock of such series or class, as may be necessary to reduce the aggregate number of outstanding shares in order to permit the net asset value thereof to remain constant.

G. Conversion. Each holder of any series or class of capital stock of the corporation who surrenders his share certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, shall, to the extent permitted by the Bylaws or by resolution of the Board of Directors, be entitled to convert the shares in question on the basis hereinafter set forth, into shares of any other series or class of capital stock of the Corporation with respect to which conversion is permitted by applicable law. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct there from a conversion cost, in an amount determined within the discretion of the Board of Directors. Within five (5) business days after such surrender and payment of any conversion cost, the Corporation shall issue to the stockholder such number of shares of stock of the series or class desired as, taken at the net asset value thereof determined as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion cost. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion cost may be paid and/or assigned by the Corporation to an underwriter and/or to any other agency, as it may elect.

H. Restrictions on Transferability. If, in the opinion of the Board of Directors of the Corporation, concentration in the ownership of shares of capital stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as now or hereafter in force, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of capital stock in an effort to prevent such personal holding company status.

I. Termination of a Class. Upon the vote of the majority of shares of any series or class of capital stock of the Corporation then outstanding (unless a higher vote is otherwise required by applicable law), the Corporation may, if so determined by the Board of Directors:

1. Sell and convey the assets belonging to that series or class of capital stock to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such series or class and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such series or class that are not assumed by the purchaser of the assets belonging to such series or class, the Corporation may, at its option, redeem all outstanding shares of such series or class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of the Articles of Incorporation of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the series or class, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such series or class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Articles of Incorporation of the Corporation;

2. Sell and convert the assets belonging to a series or class of capital stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such series or class, the Corporation may, at its option (i) redeem all outstanding shares of such series or class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate, consistent with applicable law and the Articles of Incorporation of the Corporation, or (ii) combine the assets belonging to such series or class following such sale and conversion with the assets belonging to any one or more other series or classes of capital stock of the Corporation pursuant to and in accordance with Section (5) (I) (3) of this Article VI; or

3. Combine the assets belonging to a series or class of capital stock with the assets belonging to any one or more other series or classes of capital stock of the Corporation if the Board of Directors reasonably determined that such combination will not have a material adverse effect on the stockholders of any series or class of capital stock of the Corporation participating in such combination. In connection with any such combination of assets the shares of any series or class of capital stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other series or class of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Articles of Incorporation of the Corporation. Notwithstanding any other provision of these Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this Section (5)(I)(3) may be paid in shares of any other existing or future series or class of capital stock of the Corporation."

IN WITNESS WHEREOF, ADVANCE CAPITAL I, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on January 26, 2007.

ATTEST:	ADVANCE CAPITAL I, INC.



                                       By:
/S/ Kathy J. Harkleroad                 /S/ Robert J. Cappelli
------------------------------         ---------------------------------
Kathy J. Harkleroad, Secretary	       Robert J. Cappelli, President

    THE UNDERSIGNED, President of ADVANCE CAPITAL I, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Dated:  January 26, 2007

                                               /S/ Robert J. Cappelli
                                               ------------------------------
						Robert J. Cappelli, President